Exhibit 10.2
NORTEL NETWORKS LIMITED
as Seller
and
FLEXTRONICS TELECOM SYSTEMS LTD.
as Purchaser

FOURTH AMENDING AGREEMENT TO ASSET PURCHASE AGREEMENT
May 8, 2006

Stikeman Elliott LLP

FOURTH AMENDING AGREEMENT
TO ASSET PURCHASE AGREEMENT
     THIS FOURTH AMENDING AGREEMENT TO ASSET PURCHASE AGREEMENT is made as of the 8th day of May, 2006 (the “Amending Agreement”) by and among Flextronics Telecom Systems Ltd., a Mauritius corporation (“Purchaser”), Flextronics International Ltd., a Singapore corporation acting through its Hong Kong office (the “Guarantor”) and Nortel Networks Limited, a Canadian corporation (“Seller”).
     WHEREAS the Purchaser, the Seller and the Guarantor (collectively the “Asset Purchase Agreement Parties”) entered into an Asset Purchase Agreement dated as of June 29, 2004, whereby the Seller agreed to sell, and the Purchaser agreed to purchase, or cause the Designated Purchasers to purchase, as the case may be, the Assets related to the Operations (the “Purchase Agreement”);
     AND WHEREAS the Asset Purchase Agreement Parties entered into an amending agreement dated as of the 1st day of November, 2004 (the “First Amending Agreement”), whereby the Parties amended certain terms and conditions of the Purchase Agreement and certain of the Transaction Documents;
     AND WHEREAS the Asset Purchase Agreement Parties entered into a second amending agreement dated as of the 7th day of February, 2005 (the “Second Amending Agreement”), whereby the Parties amended certain terms and conditions of the Purchase Agreement and certain of the Transaction Documents;
     AND WHEREAS the Asset Purchase Agreement Parties entered into a third amending agreement dated as of the 22nd day of August, 2005 (the “Third Amending Agreement”), whereby the Parties amended certain terms and conditions of the Purchase Agreement and certain of the Transaction Documents;
     AND WHEREAS the Purchaser and Nortel Networks U.K. Limited completed as of the 1st day of November, 2004 the Facility/Design Closing pertaining to the Design Operations carried on by the UK Design Employees (“UK Design Closing”);
     AND WHEREAS the Purchaser, Seller and Nortel Networks Technology Corporation completed as of the 1st day of November, 2004 the Facility/Design

Closing pertaining to the Design Operations carried on by the Canada Design Employees at the Ottawa Lab 2/Lab 10 Facility (“Canada Design Closing”);
     AND WHEREAS the Purchaser and the Seller completed as of the 7th day of February, 2005 the Facility/Design Closing for the Montreal BAN 1 Facility and the Montreal BAN 3 Facility (the “Montreal Closing”);
     AND WHEREAS the Purchaser and the Seller completed as of the 22nd day of August, 2005 the Facility/Design Closing for the Chateaudun Facility (the “Chateaudun Closing”); and
     AND WHEREAS the Asset Purchase Agreement Parties have further agreed to amend certain additional terms and conditions of the Purchase Agreement and certain of the Transaction Documents in accordance with the provisions of this Amending Agreement;
     NOW THEREFORE, in consideration of the mutual covenants herein contained, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.1 Capitalized Terms and Section References.
     All capitalized terms unless otherwise defined herein shall have the meaning ascribed thereto in the Purchase Agreement, and all section references unless otherwise specified shall refer to the Purchase Agreement.
ARTICLE 2
MONKSTOWN
     Section 2.1 Retention of the Monkstown Facility. Seller has decided to retain the systems assembly and test Operations carried on at the Monkstown Facility. Seller and Purchaser agree that, notwithstanding anything to the contrary in the Purchase Agreement, there will not be any further Facility / Design Closing with respect to the Monkstown Facility.

ARTICLE 3
AMENDMENTS TO THE PURCHASE AGREEMENT
Section 3.1 Payment of the Purchase Price. Section 2.3(3) of the Purchase Agreement is hereby deleted and replaced in its entirety by the following:
“Subject to the provisions of Section 2.3(2), at each Facility/Design Closing, the relevant Designated Purchaser shall pay by wire transfer, to the Seller or applicable Designated Seller as the case may be, an amount equal to twenty-five percent (25%) of (i) the applicable Facility/Design Estimated Net Assets Value, plus (ii) the applicable Cash Flow Payment Amount referenced for such Facility/Design Closing in Schedule 2.3(2) (collectively the “Initial Payment”). Thereafter, subject to appropriate adjustments to the Facility/Design Purchase Price for each Facility/Design Closing pursuant to the provisions of Section 2.4, Section 7.2 and Section 7.3, the Purchaser shall pay, or cause to be paid, to Seller (which Seller will accept on behalf of itself and/or the relevant Designated Seller) the amount of (i) the applicable Facility/Design Estimated Net Assets Value, plus (ii) the applicable Cash Flow Payment Amount referenced for such Facility/Design Closing in Schedule 2.3(2), less the Initial Payment (the “Remaining Closing Amount”) in three (3) equal instalments according to the following payment schedule:

Payment Amount	Payment Due Date
1/3 of Remaining Closing Amount	the first day of the third month after the Applicable Closing Date
1/3 of Remaining Closing Amount	the first day of the sixth month after the Applicable Closing Date
1/3 of Remaining Closing Amount	the first day of the ninth month after the Applicable Closing Date
Notwithstanding the above, with respect to the Facility/Design Closing for the Chateaudun Facility (the “Chateaudun Closing”) only:
(1)	at the Chateaudun Closing, Purchaser or the relevant Designated Purchaser shall pay, or cause to be paid, by wire transfer, to the Seller or applicable Designated Seller as the case may be, an amount equal to (i) the full amount of the price of the real estate as set forth in the notarial deed, and (ii) two thirds (2/3) of the sum of the applicable Facility/Design Estimated Net Assets Value, less US$2 million and (iii)

$25,000,000 of the applicable Cash Flow Payment Amount referenced for such Facility/Design Closing set forth in Schedule 2.3(2);

(2)	Seller or the relevant Designated Seller shall pay to Purchaser or the relevant Designated Purchaser $5,025,000 (plus any applicable VAT) of the Transition Payment applicable to the Chateaudun Closing set forth in Schedule 2.3(2); and

(3)	All amounts remaining due by Purchaser or the relevant Designated Purchaser in respect of the Chateaudun Closing, including the remaining $12,500,000 Cash Flow payment, shall be paid on November 21, 2005.
Notwithstanding the above, with respect to the Facility/Design Closing for the Calgary Westwinds Facility (the “Calgary Closing”) only:
(1)	at the Calgary Closing, Purchaser or the relevant Designated Purchaser shall pay, or cause to be paid, by wire transfer, to the Seller or applicable Designated Seller as the case may be, an amount equal to (i) one third (1/3) of the sum of the applicable Facility/Design Estimated Net Assets Value and (ii) $16,666,666.66 of applicable Cash Flow Payment Amount referenced for such Facility/Design Closing set forth in Schedule 2.3(2);

(2)	on August 1, 2006, Purchaser or the relevant Designated Purchaser shall pay to Seller or the relevant Designated Seller (i) one third (1/3) of the sum of the applicable Facility/Design Estimated Net Assets Value and (ii) $16,666,666.67 of applicable Cash Flow Payment Amount referenced for such Facility/Design Closing set forth in Schedule 2.3(2); and

(3)	on November 1, 2006, Purchaser or the relevant Designated Purchaser shall pay to Seller or the relevant Designated Seller (i) one third (1/3) of the sum of the applicable Facility/Design Estimated Net Assets Value and (ii) $29,166,666.67 of applicable Cash Flow Payment Amount referenced for such Facility/Design Closing set forth in Schedule 2.3(2).

The obligation to pay each Remaining Closing Amount in respect of each Facility/Design Closing shall be evidenced by a Promissory Note; provided however, that with respect to the Chateaudun Closing the Seller hereby waives such requirement for a Promissory Note.
All payments made pursuant to this Section 2.3(3) shall be made in the currency referenced in the applicable VSHA, or otherwise in United States dollars; provided, however, that payments made pursuant to the France Bill of Sale shall be made in United States Dollars.
Notwithstanding the above, the amount of each outstanding quarterly payment for each Facility/Design Closing will be adjusted up or down, as the case may be, to reflect any adjustments to the Facility/Design Purchase Price, if any, required pursuant to the provisions of Section 2.4, Section 7.2 and Section 7.3 of this Agreement; provided, however, that the amount paid for the Chateaudun Facility shall not be subject to adjustment.”
Section 3.2 Cash Flow and Transition Payments Schedule. Schedule 2.3.2 is hereby deleted in its entirety and replaced with the attached Schedule 2.3.2.
Section 3.3 Allocation of Purchase Price. Schedule 1.1 is hereby deleted in its entirety and replaced with the attached Schedule 1.1.
Section 3.4 Amended and Restated Transaction Documents.
     All references to any Transaction Document in the Purchase Agreement shall be to that agreement, as amended by the parties from time to time.
ARTICLE 4
FULL FORCE
Section 4.1 Full Force and Effect.
     Other than for the foregoing amendments, the Purchase Agreement and certain schedules thereto, all other agreements agreed to or entered into as of June 29, 2004, the First Amending Agreement, the Second Amending Agreement and the Third Amending Agreement shall remain in full force and effect, unamended.

ARTICLE 5
GOVERNING LAW
     This Amending Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.
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     IN WITNESS WHEREOF the parties hereto have duly executed this Fourth Amending Agreement as of the day, month and year first above written.

FLEXTRONICS TELECOM SYSTEMS LTD.

By:	/s/ M. Marimuthu

Name: Manny Marimuthu
Title: Authorized Signatory

NORTEL NETWORKS LIMITED

By:	/s/ J. Joel Hackney

Name: Joel Hackney
Title: Senior Vice-President, Global Supply Chain and Quality

FLEXTRONICS INTERNATIONAL LTD., acting through its Hong Kong branch

By:	/s/ M. Marimuthu

Name: Manny Marimuthu
Title: Authorized Signatory

Schedule 2.3(2)

	Cash Flow Payment	Transition Expense
	Corresponding to	Payment Corresponding
	Timing of Transfer	to Timing of Transfer of
Operation	of Operation	Operation*
Ottawa Design	$25,000,000	$5,025,000
Monkstown Design	$25,000,000	$5,025,000
St Laurent Systems House	$50,000,000	$10,050,000
Calgary Systems House	$62,500,000	$12,562,500
Chateaudun Systems House	$37,500,000	$7,537,500

*	All Transition Payments are paid in equal quarterly installments at the same time as the quarterly installments of Cash Flow Payments for the referenced Facility/Design Closing, except that:
(i) with respect to the Montreal Systems House, payment shall be made in equal instalments as follows:
(a)	the first $2,512,500 shall be paid on the date of the Facility / Design Closing for the Ottawa and Monkstown Design Operations;

(b)	the second $2,512,500 shall be paid on the date of the Facility / Design Closing for the Montreal Facility; and

(c)	the remaining two payments of $2,512,500 shall be paid on, respectively, the 1st day of the third month following the Closing and the 1st day of the sixth month following the Closing.
(ii) the Transition Payment referenced for the Calgary Systems House shall be paid in five equal instalments, as follows:
(a)	the first $2,512,500, will be prepaid at the closing for the Montreal (St Laurent) Systems House,

(b)	the next three payments of $2,512,500 shall be paid on, respectively, the 1st day of the third month following the Montreal Closing, the 1st day of the sixth month following the Montreal Closing and the 1st day of the nineth month following the Montreal Closing, and

(c)	the final payment of $2,512,500 shall be made at the same time as the final Cash Flow Payment for the Calgary Closing is paid by Purchaser or a Designated Purchaser.
(iii) $5,025,000 of the Chateaudun Systems House Transition Payment shall be paid at the Chateaudun Systems House Facility Design Closing and the remaining $2,512,500 shall be paid on November 21, 2005.